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Exhibit 99.1


                         TYSON FOODS PRESS RELEASE

   Statement of Tyson Foods, Inc. Regarding AmeriServe's Reorganization


Springdale, AR - January 31, 2000 - Monday afternoon AmeriServe Food Distribution, Inc. filed for reorganization in Wilmington, DE under Chapter 11 of the Bankruptcy Code. AmeriServe is a significant distributor of products to several fast food and casual restaurant chains. Tyson Foods, Inc. is a major supplier to AmeriServe's customers and at the time of the filing had approximately $25 million in trade credit extended to AmeriServe. This filing comes as a surprise since in recent conversation regarding credit matters Tyson was given every assurance that AmeriServe had no plans for bankruptcy.

Tyson and the customers served by AmeriServe are engaged in discussions to assure continuity of supply of Tyson products to their restaurants.

For further information, contact Louis Gottsponer, Tyson's Director of Investor Relations at (501)290-4826 or Ed Nicholson, Corporate Public Relations Manager at (501)290-4591.


































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